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                                   EXHIBIT 16


                         DIXON, FRANCIS, DAVIS & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
  1205 Weaver Drive - Granville, Ohio 43023 - 740-321-1000 - FAX 740-321-1100







Securities and Exchange Commission
Washington, DC 20549

We were previously the independent certified public accountants for Home City Financial Corporation ("HCFC") and last issued a report on HCFC's financial statements on January 31, 2002. On November 14, 2002, we were dismissed as the independent certified public accountants for HCFC.

We have read HCFC's statements included under Item 4 of its Form 8-K dated November 14, 2002, and we agree with such statements.

                               /s/ Dixon, Francis, Davis & Company

                                   Dixon, Francis, Davis
                                   & Company



Granville, Ohio
November 15, 2002








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